Filed pursuant to Rule 424(b)(7)
Registration No. 333-277698

PROSPECTUS SUPPLEMENT
(to the Prospectus dated March 6, 2024)

ADT Inc.

Common Stock

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This prospectus supplement amends and supplements the prospectus dated March 6, 2024 (the “base prospectus”), relating to the offer and sale of shares of our common stock, par value $0.01 per share (the “Common Stock”), by the selling stockholders named therein, and should be read together with the base prospectus and the documents incorporated therein. This prospectus supplement is being filed solely to add State Farm Fire & Casualty Company (“State Farm”) as an additional selling stockholder.

Our shares of Common Stock are listed on the New York Stock Exchange, or the “NYSE,” under the symbol “ADT.”

Our registration of shares of Common Stock covered by this prospectus supplement does not mean the selling stockholder will offer or sell any of the shares. The selling stockholder may sell any or all of these shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. Information about the selling stockholder and the times and manners in which it may offer and sell shares of our Common Stock is described below under the heading “Additional Selling Stockholder” and in the base prospectus under the heading “Plan of Distribution”, as the same may be amended or supplemented from time to time. Capitalized terms used but not defined herein have the meanings given in the base prospectus.

We will not receive any of the proceeds from the sale of the shares of Common Stock by the selling stockholder. We have agreed to pay all expenses relating to registering the shares of Common Stock. The selling stockholder will pay any brokerage commissions and/or similar charges incurred for the sale of these shares of Common Stock.
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Investing in our Common Stock involves risks. You should carefully consider the factors described under “Risk Factors” on page 2 of the base prospectus and any similar section contained in the applicable prospectus supplement and the documents incorporated therein and herein before you make any investment in our Common Stock.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
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The date of this prospectus supplement is July 2, 2026.

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ADDITIONAL SELLING STOCKHOLDER

The following table sets forth information as of July 2, 2026, with respect to the ownership of our shares of Common Stock by the selling stockholder referred to in the following table. The selling stockholder does not own any Class B Common Stock.

The amounts and percentages of shares beneficially owned are reported on the basis of rules and regulations of the Commission governing the determination of beneficial ownership of securities. Under rules of the Commission, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Percentage computations of beneficial ownership provided in the table below are based on 678,502,764 shares of our Common Stock and 54,744,525 shares of our Class B Common Stock outstanding as of July 2, 2026.

The following table also provides the maximum number of shares of our Common Stock that may be offered by the selling stockholder pursuant to this prospectus supplement. Ownership percentages in the table below reflect the percentage of our Common Stock beneficially owned. The selling stockholder reserves the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholder may also offer and sell less than the number of shares indicated. The selling stockholder is not making any representation that any shares covered by this prospectus supplement will or will not be offered for sale. Information about the selling stockholder may change over time.

	Shares of Common Stock Beneficially Owned Before the Offering		Maximum Amount of Shares of Common Stock Offered Hereby
Name of Selling Stockholder	Number	Percent	Number
State Farm Fire & Casualty Company(1)	133,333,333	19.7%	133,333,333

(1)    State Farm and its parent State Farm Mutual Automobile Insurance Company share voting and dispositive power over the 133,333,333 shares of Common Stock. The address of the principal business office of State Farm is One State Farm Plaza, Bloomington, IL 61710.
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See the sections entitled (i) “Certain Relationships and Related Person Transactions—State Farm” of our definitive proxy statement on Schedule 14A dated as of April 14, 2026 and (ii) “Notes to Consolidated Financial Statements— Note 10. Equity—State Farm Transaction” and “Notes to Consolidated Financial Statements—Note 16. Related Party Transactions—State Farm” of our Annual Report on Form 10-K for the year ended December 31, 2025 for a discussion of certain material relationships between State Farm and us, which discussion is incorporated by reference herein.

PROSPECTUS
ADT Inc.
Common Stock

The information included or incorporated by reference in this prospectus relates solely to the offer and sale of shares of our common stock, par value $0.01 per share (the “Common Stock”), by the selling stockholders named herein, including Prime Security Services TopCo (ML), L.P. and Prime Security Services TopCo (ML II), L.P. (together, the “Apollo Stockholders”) and such other selling stockholders as we may identify in connection with any particular offer and sale, from time to time in amounts, at prices and on terms that will be determined at the time of the offering.
Our shares of Common Stock are listed on the New York Stock Exchange, or the “NYSE,” under the symbol “ADT.”
Our registration of shares of Common Stock covered by this prospectus does not mean the selling stockholders will offer or sell any of the shares. The selling stockholders may sell any or all of these shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. Information on the selling stockholders and the times and manners in which they may offer and sell shares of our Common Stock is described under the sections entitled “Selling Stockholders” and “Plan of Distribution” in this prospectus, as the same may be amended or supplemented from time to time.
We will not receive any of the proceeds from the sale of the shares of Common Stock by the selling stockholders. We have agreed to pay all expenses relating to registering the shares of Common Stock. The selling stockholders will pay any brokerage commissions and/or similar charges incurred for the sale of these shares of Common Stock.
Investing in our Common Stock involves risks. You should carefully consider the factors described under “Risk Factors” on page 2 of this prospectus and any similar section contained in the applicable prospectus supplement and the documents incorporated therein and herein before you make any investment in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 6, 2024.

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ABOUT THIS PROSPECTUS
To understand the terms of the shares of our Common Stock offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on us and the business conducted by us.
This prospectus is part of a registration statement on Form S-3 that ADT Inc., a Delaware corporation, which is also referred to as “ADT,” “the Company,” “we,” “us,” and “our,” has filed with the U.S. Securities and Exchange Commission (the “Commission”), using an “automatic shelf” registration or continuous offering process. Under this process, the selling stockholders named herein, or in an amendment or supplement hereto, may offer and sell shares of our Common Stock, from time to time in one or more offerings.
This prospectus omits some of the information contained in the registration statement, and reference is made to the registration statement for further information with regard to us and the shares of Common Stock the selling stockholders are offering pursuant to this prospectus. The selling stockholders may deliver a prospectus supplement setting forth the terms of any specific offering of shares of our Common Stock. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
Any statement contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the Commission is not necessarily complete, and in each instance, reference is made to the copy of the document filed.
In particular, the contracts, agreements or other documents included as exhibits to the registration statement of which this prospectus forms a part or incorporated by reference are intended to provide you with information regarding their terms and not to provide any other factual or disclosure information about the Company or the other parties to the documents. The documents contain representations and warranties by each of the parties to the applicable document. These representations and warranties have been made solely for the benefit of the other parties to the applicable document and:
•should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
•have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable document, which disclosures are not necessarily reflected in the document;
•may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and
•were made only as of the date of the applicable document or such other date or dates as may be specified in the document and are subject to more recent developments.
The prospectus supplement may also contain information about any material U.S. Federal income tax considerations relating to the shares of Common Stock covered by the prospectus supplement.
The selling stockholders may sell shares of Common Stock to underwriters who will sell such shares to the public on terms specified at the time of sale. In addition, the shares of Common Stock may be sold by the selling stockholders directly or through dealers or agents designated from time to time, which agents may be affiliates of ours. If the selling stockholders, directly or through agents, solicit offers to purchase the shares of Common Stock offered by this prospectus, the selling stockholders and their agents reserve the sole right to accept and to reject, in whole or in part, any offer.
If any agents, dealers or underwriters are involved in the sale of any of the shares of Common Stock offered by this prospectus, the applicable prospectus supplement will contain, with respect to such shares being sold, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters, dealers or agents and the net proceeds to the selling stockholders.
References to “Apollo” and the “Sponsor” refer to certain investment funds directly or indirectly managed by Apollo Global Management, Inc. and its subsidiaries and affiliates.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY UNITED STATES FEDERAL OR STATE OR ANY NON-U.S. SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
Neither we nor the selling stockholders have authorized anyone to provide you with information or to make any representations about anything not contained in this prospectus or the documents incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations.
The distribution of this prospectus and the offering and sale of the Common Stock in certain jurisdictions may be restricted by law. We require persons into whose possession this prospectus comes to inform themselves about and to observe any such restrictions. This prospectus does not constitute an offer of, or an invitation to purchase, any of the Common Stock in any jurisdiction in which such offer or invitation would be unlawful.

INCORPORATION OF DOCUMENTS BY REFERENCE
The Commission allows us to “incorporate by reference” the information we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Commission will automatically update and, where applicable, supersede this information. In all cases, you should rely on the later information over different information included in this prospectus. We incorporate by reference the following documents which have been filed with the Commission:
•Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 28, 2024 (the “2023 Annual Report”);
•Our Current Report on Form 8-K filed with the Commission on January 24, 2024 (as amended by Form 8-K/A filed on February 28, 2024) (other than information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K);
•The portions of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 11, 2023 (the “2023 Proxy”) that are responsive to the information required by Part III of Form 10-K; and
•The description of the Common Stock set forth in our Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act of 1934, as amended (the “Exchange Act”) on January 18, 2018, and any amendment or report filed for the purpose of updating any such description.
All documents and reports that we file with the Commission (other than any portion of such filings that are furnished under applicable Commission rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus and before the later of (1) the completion of the offering of the shares of Common Stock described in this prospectus and (2) the termination of the offering of shares of Common Stock pursuant to this prospectus, shall be incorporated by reference in this prospectus from the date of filing of such documents. The information contained on or accessible through our website at www.adt.com is not incorporated into this prospectus.
You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the Commission as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning ADT Inc. at the following address:
ADT Inc.
1501 Yamato Road
Boca Raton, FL 33431
Telephone: (561) 988-3600
Attention: Chief Legal Officer
You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement, any free writing prospectus and any pricing supplement that we authorize. Neither we nor the selling stockholders have authorized any person, including any underwriter, salesperson or broker, to provide information other than that provided in this prospectus, any applicable prospectus supplement, any free writing prospectus or any pricing supplement that we authorize. Neither we nor the selling stockholders have authorized anyone to provide you with different information. Neither we nor the selling stockholders take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We and the selling stockholders are not offering to sell, nor seeking offers to buy, shares of Common Stock in any jurisdiction where the offer or sale is not permitted.
You should not assume that the information contained in this prospectus, any applicable prospectus supplement, any free writing prospectus and any pricing supplement that we authorize or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
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WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and are required to file reports and other information with the Commission. You can inspect and obtain them without charge at the Commission’s website at www.sec.gov.
We furnish our stockholders with annual reports containing consolidated financial statements audited by our independent registered public accounting firm. We maintain a website at http://www.adt.com. Our website or any other website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus, any prospectus supplement or the registration statement of which this prospectus forms a part, and you should not rely on any such information in making your decision whether to purchase our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains certain information and disclosures that are, or may constitute, forward-looking statements and therefore subject to risks and uncertainties, including those described below. All statements, other than statements of historical fact, included in this prospectus are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the applicable rules and regulations of the Commission and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to, among other things, our planned exit of the residential solar business and the expected costs and benefits of such exit (the “ADT Solar Exit”); the repurchase of shares of Common Stock under the authorized share repurchase program; our ability to reduce debt or improve leverage ratios, or to achieve or maintain our long-term leverage goals; the integration of the December 2023 strategic bulk purchase of customer accounts; the commercial transaction between ADT and GTCR LLC (“GTCR”) (the “Commercial Divestiture”); the expected timetable for realizing expected benefits of the Commercial Divestiture; the strategic investment by and long-term partnership with State Farm Fire & Casualty Company (“State Farm”); anticipated financial performance; management’s plans and objectives for future operations; the successful development, commercialization, and timing of new or joint products; the expected timing of product commercialization with State Farm or any changes thereto, including the ADT home security program for State Farm; business prospects; outcomes of regulatory proceedings; market conditions; our ability to deploy our business continuity and disaster plans and procedures to successfully respond to catastrophic events; our strategic partnership and ongoing relationship with Google LLC (“Google”); the expected timing of product commercialization with Google or any changes thereto; the successful internal development, commercialization, and timing of our next generation platform and innovative offerings; the successful conversion of customers who continue to utilize outdated technology; the current and future market size for existing, new, or joint products; any stated or implied outcomes with regards to the foregoing; and other matters. Forward-looking statements are contained principally in the section of this prospectus titled “Risk Factors.” Without limiting the generality of the preceding sentences, any time we use the words “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology, and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. We caution that these statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this prospectus, including, among others, factors relating to:
•the effect of the Commercial Divestiture and ADT Solar Exit on our ability to retain and hire key personnel and to maintain relationships with customers, suppliers and other business partners;
•risks related to the Commercial Divestiture and ADT Solar Exit, including ADT’s business becoming less diversified and the possible diversion of management’s attention from ADT’s core Consumer and Small Business (“CSB”) business operations;
•uncertainties as to our ability and the amount of time necessary to realize the expected benefits of the Commercial Divestiture and ADT Solar Exit, including the risk that the ADT Solar Exit may not be completed in a timely manner;
•the achievement of potential benefits of the equity investment by and long-term partnership with State Farm, including as a result of restrictions on or required prior regulatory approval of, various actions by regulated insurers;
•our ability to keep pace with rapid technological changes, including the development of our next-generation platform, our plans to migrate our technology infrastructure to the cloud, and other industry changes;
•our ability to effectively implement our strategic partnership with, commercialize products with, or utilize any of the amounts invested in us and incremental funding committed by State Farm or Google;
•risks related to the various financing arrangements, including third-party-owned arrangements, that the Company previously facilitated for some ADT Solar customers;

•our ability to continuously and successfully commercialize innovative offerings;
•our ability to successfully implement an Environmental, Social, and Governance program across the Company;
•the impact of supply chain disruptions;
•our ability to maintain and grow our existing customer base and to integrate the December 2023 strategic bulk purchase of customer accounts;
•our ability to sell our products and services or launch new products and services in highly competitive markets, including the home security and automation market, and to achieve market acceptance with acceptable margins;
•our ability to successfully upgrade obsolete equipment installed at our customers’ premises in an efficient and cost-effective manner;
•changes in law, economic and financial conditions, including labor and tax law changes, changes to privacy requirements, changes to telemarketing, email marketing and similar consumer protection laws, interest volatility, and trade tariffs and restrictions applicable to the products we sell;
•any material changes to the valuation allowances we take with respect to our deferred tax assets;
•the impact of potential cybersecurity breaches or threats or other unauthorized access to our systems;
•risks relating to the development, deployment, and use of artificial intelligence (“AI”) in our products and services, including technological and legal uncertainties surrounding AI technologies;
•our dependence on third-party providers, suppliers, and dealers to enable us to produce and distribute our products and services in a cost-effective manner that protects our brand;
•our ability to successfully implement an equipment ownership model that best satisfies the needs of our customers and to successfully implement and maintain our receivables securitization financing agreement or similar arrangements;
•our ability to successfully pursue alternate business opportunities and strategies;
•our ability to integrate various companies we have acquired in an efficient and cost-effective manner;
•the amount and timing of our cash flows and earnings, which may be impacted by customer, competitive, supplier and other dynamics and conditions;
•our ability to maintain or improve margins through business efficiencies;
•risks related to the restatement of our consolidated financial statements included in our Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2022 (the “Amended 2022 Annual Report”) and in our Quarterly Reports on Form 10-Q/A for the quarters ended September 30, 2022, and March 31, 2023, each as filed with the Commission on July 27, 2023;
•any litigation or investigation related to such restatements;
•the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures (“DCPs”), including its ability to remediate any existing or potential material weakness in its ICFR and the timing of any such remediation, as well as the ability to maintain effective DCPs at a reasonable assurance level; and
•the other factors that are described in this prospectus and in any prospectus supplement under the heading “Risk Factors.”
These forward-looking statements reflect our views with respect to future events as of the date of this prospectus or the documents incorporated by reference herein, as applicable, and are based on assumptions and subject to risks and uncertainties. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus, in any prospectus supplement and in other filings. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events, or otherwise after the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus and the documents incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures, or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

THE COMPANY
ADT, together with its wholly-owned subsidiaries, is a leading provider of security, interactive, and smart home solutions serving residential and small business customers in the United States (“U.S.”). On October 2, 2023, we completed the divestiture of our commercial business, which provided security and other solutions to commercial customers; and in January 2024, we announced our exit from the residential solar business, which provided residential solar and energy storage solutions since the acquisition of ADT Solar in 2021.
Our mission is to empower people to protect and connect what matters most with safe, smart, and sustainable solutions, delivered through innovative offerings, unrivaled safety, and a premium experience because we believe that everyone deserves to feel safe.
We primarily conduct business under the ADT brand, which we believe is a key competitive advantage for us and a contributor to our success due to the importance customers place on reputation and trust when purchasing our products and services. The strength of our brand is based upon a long-standing record of delivering high-quality, reliable products and services; expertise in system sales, installation, and monitoring; and superior customer care, all driven by our industry-leading experience and knowledge.
We serve our customers through our nationwide sales and service offices, monitoring and support centers, and large network of installation and service professionals.
ADT Inc. is a public company incorporated in Delaware. Our shares of Common Stock trade on the NYSE under the symbol “ADT.” Our shares of Class B common stock, par value $0.01 per share (the “Class B Common Stock”), are not listed on any securities exchange. Our principal executive offices are located at 1501 Yamato Road, Boca Raton, Florida 33431, and our telephone number is (561) 988-3600. Our website is located at https://investor.adt.com. Our website, or any other website, and the information contained on, or that can be accessed through, our website, or any other website, will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus, any prospectus supplement or the registration statement of which this prospectus forms a part. You should not rely on our website or any such information in making your decision whether to purchase securities in any offering.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the discussion of risks under the heading “Item 1A. Risk Factors” in the 2023 Annual Report and the other documents that are incorporated by reference in this prospectus and the applicable prospectus supplement. Please see the section of this prospectus entitled “Incorporation of Documents by Reference.” These risk factors may be amended, supplemented or superseded from time to time in the applicable prospectus supplement and by other reports we file with the Commission in the future. The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations. In such a case, you may lose all or part of your investment.

USE OF PROCEEDS
All of the shares of Common Stock being offered hereby are being sold by the selling stockholders. We will not receive any proceeds from the sale of the shares of Common Stock by the selling stockholders.

SELLING STOCKHOLDERS
The following selling stockholders may offer and sell shares of our Common Stock under this prospectus and any accompanying free-writing prospectus or prospectus supplement from time to time in amounts, at prices and on terms that will be determined at the time of the offering:
•Prime Security Services TopCo (ML), L.P.
•Prime Security Services TopCo (ML II), L.P.
From time to time, we may identify additional selling stockholders and the number of shares of Common Stock to be registered on their behalf. Such information may be set forth in a post-effective amendment to the registration statement of which this prospectus forms a part or a prospectus supplement.
Material Relationships with Selling Stockholders
The Apollo Stockholders are affiliates of our Sponsor. Our Sponsor controls a majority of the voting power of our outstanding Voting Stock (as defined in our Charter). As long as funds affiliated with or managed by Apollo beneficially own a majority of our outstanding Common Stock, Apollo will be able to control the election of directors. As long as funds affiliated with or managed by Apollo beneficially own a majority of our outstanding Voting Stock, Apollo will be able to control all matters requiring for their approval a vote of the holders of our Voting Stock, including proposals to adopt amendments to our certificate of incorporation or to authorize certain corporate transactions. For more information, please refer to the 2023 Annual Report and the 2023 Proxy, each of which is incorporated herein by reference.

PLAN OF DISTRIBUTION
This prospectus relates to the offer and sale by the selling stockholders of the Common Stock pursuant to this prospectus. The selling stockholders may offer and sell shares of our Common Stock pursuant to this prospectus, in any one or more of the following ways:
•to or through underwriters, brokers or dealers;
•directly to one or more other purchasers;
•through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the shares of Common Stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•through agents on a best-efforts basis; or
•otherwise through a combination of any of the above methods of sale.
In addition, any selling stockholder may enter into option, share lending or other types of transactions that require such selling stockholders to deliver our shares of Common Stock to an underwriter, broker or dealer, who will then resell or transfer such shares under this prospectus. Any selling stockholder may also enter into hedging transactions with respect to our Common Stock. For example, any selling stockholder may:
•enter into transactions involving short sales of the shares of Common Stock by underwriters, brokers or dealers;
•sell shares of Common Stock short and deliver the shares to close out short positions;
•enter into option or other types of transactions that require the selling stockholders, as applicable, to deliver shares of Common Stock to an underwriter or broker-dealer, who will then resell or transfer the shares of Common Stock under this prospectus; or
•loan or pledge the shares of Common Stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of Common Stock covered by this prospectus.
Any selling stockholder may enter into derivative transactions with third parties, or sell securities, including shares of Common Stock, not covered by this prospectus to third parties in privately negotiated transactions, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), which includes sales made directly on or through the NYSE, the existing trading market for our shares of Common Stock, or sales made to or through a market maker other than on an exchange. In connection with those derivatives, the third parties may sell the shares of Common Stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use shares of Common Stock pledged by any selling stockholder, or borrowed from any selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use shares of Common Stock received from any selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling stockholder may otherwise loan or pledge shares of Common Stock to a financial institution or other third party that in turn may sell such shares short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or the securities of any selling stockholder, or in connection with a concurrent offering of other securities.
Shares of Common Stock may also be exchanged for satisfaction of a selling stockholder’s obligations or other liabilities to its creditors. Such transactions may or may not involve brokers or dealers.
Each time any selling stockholder sells shares of Common Stock under this prospectus, such selling stockholder may provide a prospectus supplement that would name any underwriter, dealer or agent involved in the offer and sale of the shares of Common Stock. Such prospectus supplement would also set forth the material terms of the offering, including:
•the purchase price of the shares of Common Stock and the proceeds such selling stockholder will receive from the sale of the shares of Common Stock;
•any underwriting discounts and other items constituting underwriters’ compensation;
•any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;
•any commissions allowed or paid to agents;
•any securities exchanges on which the shares of Common Stock may be listed;
•the method of distribution of the shares of Common Stock; and
•the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers.
If underwriters or dealers are used in the sale, the shares of Common Stock will be acquired by the underwriters or dealers for their own account. Such shares may be sold from time to time by any selling stockholder in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices;
•at varying prices determined at the time of sale; or
•at negotiated prices.
Such sales may be effected:
•in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•in transactions in the over-the-counter market;
•in block transactions in which the broker or dealer so engaged will attempt to sell the shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;
•through the writing of options; or
•through other types of transactions.
The shares of Common Stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the shares of Common Stock offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
Any selling stockholder might not sell any shares of Common Stock under this prospectus. In addition, any of the shares of Common Stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The shares of Common Stock may be sold directly by any selling stockholder or through agents designated by any selling stockholder from time to time. Any agent involved in the offer or sale of the shares of Common Stock in respect of which this prospectus is delivered will be named, and any commissions payable by such selling stockholder to such agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
Offers to purchase the shares of Common Stock offered by this prospectus may be solicited, and sales of the shares may be made, by any selling stockholder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the shares of Common Stock. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.
If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from any selling stockholder pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:
•commercial and savings banks;
•insurance companies;
•pension funds;
•investment companies; and
•educational and charitable institutions.
In all cases, these purchasers must be approved by any selling stockholder, as applicable. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the shares of Common Stock must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the shares of Common Stock are also being sold to underwriters, any selling stockholder must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
Some of the underwriters, dealers or agents used by any selling stockholder in any offering of the shares of Common Stock under this prospectus may be customers of, engage in transactions with, and perform services for any selling stockholder or affiliates of such selling stockholder in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements that may be entered into with us and/or any selling stockholder to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us and/or such selling stockholder for certain expenses.
Any selling stockholder may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.
Any shares of Common Stock initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.
Any underwriters to which offered shares of Common Stock are sold by any selling stockholder for public offering and sale may make a market in such shares, but those underwriters will not be obligated to do so and may discontinue any market making at any time.
If underwriters or dealers are used in the sale of shares of Common Stock, until the distribution of such shares is completed, rules of the Commission may limit the ability of any underwriters to bid for and purchase our securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of our securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such securities. If the underwriters create a short position in our securities in connection with an offering (that is, if they sell more shares of Common Stock than are set forth on the cover page of this prospectus) the representatives of the underwriters may reduce that short position by purchasing such securities in the open market. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Common Stock. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the proceeds received by any selling stockholder for the sale of any shares of Common Stock being offered by this prospectus.
The anticipated date of delivery of the shares of Common Stock offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.
To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of certain material U.S. federal income tax considerations applicable to Non-U.S. Holders (as defined below) with respect to the ownership and disposition of our Common Stock. The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. judicial decisions, administrative pronouncements and existing and proposed Treasury regulations, all as in effect as of the date hereof. All of the preceding authorities are subject to change at any time, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested, and will not request, a ruling from the Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences described below, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions we have reached and describe herein.
This discussion addresses only beneficial owners of our Common Stock that hold such Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment) that are Non-U.S. Holders (as defined below). This discussion does not address all aspects of U.S. federal income taxation that may be important to a Non-U.S. Holder in light of such Non-U.S. Holder’s particular circumstances or that may be applicable to Non-U.S. Holders subject to special treatment under U.S. federal income tax law (including, for example, financial institutions, regulated investment companies, real estate investment trusts, dealers in securities, traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, Non-U.S. Holders who acquire our Common Stock pursuant to the exercise of employee stock options or otherwise as compensation for their services, Non-U.S. Holders liable for the alternative minimum tax, controlled foreign corporations, passive foreign investment companies, former citizens or former long-term residents of the United States, partnerships or other pass-through entities or arrangements for U.S. federal income tax purposes and Non-U.S. Holders that hold our Common Stock as part of a hedge, straddle, constructive sale or conversion transaction). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to U.S. federal income tax (such as U.S. federal estate or gift tax or the Medicare contribution tax on certain net investment income), nor does it address any aspects of U.S. state, local or non-U.S. taxes. Non-U.S. Holders are urged to consult with their own tax advisors regarding the possible application of these taxes.
For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of our Common Stock that is an individual, corporation, estate or trust, other than:
•an individual who is a citizen or resident of the United States, as determined for U.S. federal income tax purposes;
•a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;
•an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•a trust if: (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our Common Stock, the tax treatment of a person treated as a partner of such partnership generally will depend on the status of the partner and the activities of the partnership. Persons that, for U.S. federal income tax purposes, are treated as partners in a partnership holding shares of our Common Stock are urged to consult their own tax advisors.
Prospective purchasers are urged to consult their tax advisors as to the particular consequences to them under U.S. federal, state and local, and applicable foreign tax laws of the acquisition, ownership and disposition of our Common Stock.

Distributions
Other than ordinary quarterly dividends, we do not anticipate that we will make any distributions on our Common Stock in the foreseeable future. Distributions of cash or property that we pay in respect of our Common Stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Subject to the discussions below under “ —U.S. Trade or Business Income,” “ —Information Reporting and Backup Withholding” and “ —FATCA,” you generally will be subject to U.S. federal withholding tax at a 30% rate, or at a reduced rate prescribed by an applicable income tax treaty, on any dividends received in respect of our Common Stock. If the amount of the distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a return of capital to the extent of your tax basis in our Common Stock, and thereafter will be treated as capital gain. However, except to the extent that we elect (or the paying agent or other intermediary through which you hold your Common Stock elects) otherwise, we (or the paying agent or other intermediary) must generally withhold on the entire distribution, in which case you would be entitled to a refund from the IRS for the withholding tax on the portion of the distribution that exceeded our current and accumulated earnings and profits.
In order to obtain a reduced rate of U.S. federal withholding tax under an applicable income tax treaty, you will be required to provide a properly executed IRS Form W-8BEN or Form W-8BEN-E (or, in each case, a successor form) certifying your entitlement to benefits under the treaty. If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, you may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS. You are urged to consult your own tax advisor regarding your possible entitlement to benefits under an applicable income tax treaty.
Sale, Exchange or Other Taxable Disposition of Common Stock
Subject to the discussions below under “—U.S. Trade or Business Income,” “ —Information Reporting and Backup Withholding” and “ —FATCA,” you generally will not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange or other taxable disposition of our Common Stock unless:
•the gain is effectively connected with your conduct of a U.S. trade or business, in which case, such gain will be taxed as described in “ — U.S. Trade or Business Income” below;
•you are an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, in which case you will be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable income tax treaty) on the amount by which certain capital gains allocable to U.S. sources exceed certain capital losses allocable to U.S. sources; or
•we are or have been a “United States real property holding corporation” (a “USRPHC”) under Section 897 of the Code at any time during the period that is the shorter of the five-year period ending on the date of the disposition and your holding period for the Common Stock, in which case, subject to the exception set forth in the second sentence of the next paragraph, such gain will be subject to U.S. federal income tax in the same manner as U.S. trade or business income discussed below.
In general, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. If we are determined to be a USRPHC, gain on the sale, exchange or other taxable disposition of our Common Stock will not be subject to tax as U.S. trade or business income under Section 897 of the Code if your holdings (direct and indirect) at all times during the applicable period described in the third bullet point above constituted 5% or less of our Common Stock, provided that our Common Stock was regularly traded on an established securities market during such period. We believe that we are not currently, and we do not anticipate becoming in the future, a USRPHC for U.S. federal income tax purposes.
U.S. Trade or Business Income
For purposes of this discussion, dividend income and gain on the sale, exchange or other taxable disposition of our Common Stock will be considered to be “U.S. trade or business income” if (A)(i) such income or gain is effectively connected with your conduct of a trade or business within the United States and (ii) if you are eligible for the benefits of an income tax treaty with the United States and such treaty requires, such gain is attributable to a permanent establishment (or, if you are an individual, a fixed base) that you maintain in the United States or (B) with respect to gain, we are or have been a USRPHC at any time during the period that is the shorter of the five-year period ending on the date of the disposition of our Common Stock and your holding period for our Common Stock (subject to the 5% ownership exception set forth above in the second paragraph of “—Sale, Exchange or

Other Taxable Disposition of Common Stock”). Generally, U.S. trade or business income is not subject to U.S. federal withholding tax (provided that you comply with applicable certification and disclosure requirements, including providing a properly executed IRS Form W-8ECI (or successor form)); instead, you are subject to U.S. federal income tax on a net basis at regular U.S. federal income tax rates (generally in the same manner as a U.S. person) on your U.S. trade or business income. If you are a corporation, any U.S. trade or business income that you receive may also be subject to a “branch profits tax” at a 30% rate, or at a lower rate prescribed by an applicable income tax treaty.
Information Reporting and Backup Withholding
We must annually report to the IRS and to each Non-U.S. Holder any dividend income that is subject to U.S. federal withholding tax or that is exempt from such withholding pursuant to an income tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which a Non-U.S. Holder resides. Under certain circumstances, the Code imposes a backup withholding obligation on certain reportable payments. Dividends paid to you will generally be exempt from backup withholding if you provide a properly executed IRS Form W-8BEN or Form W-8BEN-E (or, in each case, a successor form) or otherwise establish an exemption and the applicable withholding agent does not have actual knowledge or reason to know that you are a U.S. person or that the conditions of such other exemption are not, in fact, satisfied.
The payment of the proceeds from the disposition of our Common Stock to or through the U.S. office of any broker (U.S. or non-U.S.) will be subject to information reporting and possible backup withholding unless you certify as to your non-U.S. status under penalties of perjury or otherwise establish an exemption and the broker does not have actual knowledge or reason to know that you are a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of proceeds from the disposition of our Common Stock to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a “U.S. related financial intermediary”). In the case of the payment of proceeds from the disposition of our Common Stock to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related financial intermediary, the Treasury regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the beneficial owner is not a U.S. person and the broker has no knowledge to the contrary. You are urged to consult your tax advisor on the application of information reporting and backup withholding in light of your particular circumstances.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to you will be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.
FATCA
Pursuant to Section 1471 through 1474 of the Code, commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions and certain other foreign entities that do not otherwise qualify for an exemption must comply with information reporting rules with respect to their U.S. account holders and investors or be subject to a withholding tax on U.S.-source payments made to them (whether received as a beneficial owner or as an intermediary for another party).
More specifically, a foreign financial institution or other foreign entity that does not comply with the FATCA reporting requirements or otherwise qualify for an exemption will generally be subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, withholdable payments generally include U.S.-source payments otherwise subject to nonresident withholding tax, such as U.S.-source dividends, and, subject to the discussion of proposed Treasury regulations below, gross proceeds from the sale of any equity instruments of U.S. issuers (such as our Common Stock). The FATCA withholding tax will apply even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
FATCA currently applies to dividends made in respect of our Common Stock. The U.S. Department of the Treasury has issued proposed regulations that, if finalized in their present form, would eliminate the U.S. federal withholding tax of 30% applicable to the gross proceeds of a sale or disposition of stock. In its preamble to the proposed regulations, the U.S. Department of the Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. To avoid withholding on dividends and gross proceeds, as applicable, Non-U.S. Holders may be required to provide the Company (or its withholding agents) with applicable tax forms or other information. Non-U.S. Holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock summarizes certain provisions of the Amended and Restated Certificate of Incorporation of the Company (the “Charter”), filed with the Secretary of State of the State of Delaware on September 17, 2020, and the Amended and Restated Bylaws of the Company (the “Bylaws”). This description is intended as a summary, and is qualified in its entirety by reference to our Charter, our Bylaws and the General Corporation Law of Delaware (the “DGCL”).
References to “Apollo” and the “Sponsor” refer to certain investment funds directly or indirectly managed by affiliates of Apollo Global Management Inc., their subsidiaries and their affiliates. References to “Ultimate Parent” refer to Prime Security Services TopCo Parent, L.P., our indirect parent company. Defined terms used in this section “Description of Capital Stock,” but otherwise not defined in this Registration Statement, shall have the meaning ascribed to them in the 2023 Annual Report.
General
Pursuant to our Charter, our capital stock consists of 4,100,000,000 authorized shares, 3,999,000,000 of which are Common Stock, 100,000,000 of which are Class B Common Stock, and 1,000,000 of which are preferred securities, par value $0.01 per share (the “Preferred Securities”). As of February 20, 2024, we had 867,570,230 shares of Common Stock issued and outstanding, 54,744,525 shares of Class B Common Stock issued and outstanding and no Preferred Securities issued and outstanding. Except as described below, shares of Common Stock and Class B Common Stock shall have the same rights and privileges and rank equally, share ratably, and be identical in all respects as to all matters.
Common Stock
Voting Rights. Except as otherwise required by applicable law or our Charter, the holders of our Common Stock are entitled to one vote per share on all matters on which stockholders are entitled to vote generally, including the election, appointment or removal of directors of the Company. Except as otherwise required by applicable law or provided in our Charter, the holders of Common Stock and Class B Common Stock vote together as one class on all matters submitted to a vote of stockholders.
Dividend Rights. Subject to applicable law and the rights of holders of any outstanding series of Preferred Securities, all shares of our Common Stock are entitled to receive dividends, if and when declared by the board of directors from legally available sources, as the board of directors may from time to time determine in its sole discretion. The Common Stock and the Class B Common Stock have the same rights and privileges and rank equally, share ratably, and are identical in all respects with respect to dividend rights; provided, however, that in the event that a dividend is paid in the form of shares of Common Stock or rights to acquire Common Stock, or shares of Class B Common Stock or rights to acquire Class B Common Stock, the holders of Common Stock shall receive shares of Common Stock or rights to acquire Common Stock, as the case may be, and the holders of Class B Common Stock shall receive, on a per share basis, an equal number of shares of Class B Common Stock or rights to acquire Class B Common Stock, as the case may be.
Liquidation Rights. Upon our liquidation, dissolution or winding up, whether voluntary or involuntary, after payment or provision of any of our debts and other liabilities, and subject to the rights of any holders of any outstanding series of Preferred Securities, all shares of our Common Stock are entitled to share equally with all shares of Class B Common Stock in the assets available for distribution to stockholders. The Common Stock and the Class B Common Stock have the same rights and privileges and rank equally, share ratably, and are identical in all respects with respect to distributions upon a liquidation, dissolution or winding up of the Company.
Other Matters. Holders of our Common Stock have no preemptive or conversion rights, and our Common Stock is not subject to further calls or assessments by us, except with respect to Common Stock issued in connection with the exercise of options issued pursuant to our 2016 Equity Incentive Plan, which is subject to a call right by our Sponsor.
Class B Common Stock
Voting Rights. Except as otherwise required by applicable law or our Charter, the holders of our Class B Common Stock are entitled to one vote per share on all matters on which our stockholders are entitled to vote generally, provided, however, that holders of Class B Common Stock are not entitled to vote on the election, appointment or removal of directors of the Company. Except as otherwise required by applicable law or provided in our Charter (including, without limitation, the foregoing limitation on the voting powers of the Class B Common Stock), the holders of Common Stock and Class B Common Stock vote together as one class on all matters submitted to a vote of stockholders.

Dividend Rights. Subject to applicable law and the rights of holders of any outstanding series of Preferred Securities, all shares of our Class B Common Stock are entitled to receive dividends, if and when declared by the board of directors from legally available sources, as the board of directors may from time to time determine in its sole discretion. The Common Stock and the Class B Common Stock have the same rights and privileges and rank equally, share ratably, and are identical in all respects with respect to dividend rights; provided, however, that in the event that a dividend is paid in the form of shares of Common Stock or rights to acquire Common Stock, or shares of Class B Common Stock or rights to acquire Class B Common Stock, the holders of Common Stock shall receive shares of Common Stock or rights to acquire Common Stock, as the case may be, and the holders of Class B Common Stock shall receive, on a per share basis, an equal number of shares of Class B Common Stock or rights to acquire Class B Common Stock, as the case may be.
Liquidation Rights. Upon our liquidation, dissolution or winding up, whether voluntary or involuntary, after payment or provision of any of our debts and other liabilities, and subject to the rights of any holders of any outstanding series of Preferred Securities, all shares of our Class B Common Stock are entitled to share equally with all shares of Common Stock in the assets available for distribution to stockholders. The Common Stock and the Class B Common Stock have the same rights and privileges and rank equally, share ratably, and are identical in all respects with respect to liquidation rights.
Conversion Right. Holders of our Class B Common Stock are entitled to convert each share of Class B Common Stock into one share of Common Stock, at the option of the holder thereof, at any time following the earlier of (x) the expiration or early termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Clearance”), required prior to such holder’s conversion of all such shares of Class B Common Stock, and (y) to the extent HSR Clearance is not required prior to such holder’s conversion of such shares of Class B Common Stock, the date that such holder owns such shares of Class B Common Stock. The Company is required to reserve and keep available, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, a sufficient number of shares of Common Stock to effect the conversion of all outstanding shares of Class B Common Stock into shares of Common Stock.
Other Matters. Holders of our Class B Common Stock have no preemptive rights, and our Class B Common Stock is not subject to further calls or assessments by us.
Preferred Securities
Pursuant to our Charter, the board of directors is authorized, by resolution or resolutions, to provide, out of the authorized but unissued shares of Preferred Securities, for the issuance from time to time of shares of Preferred Securities in one or more series and, by filing a certificate of designation with the Secretary of State of the State of Delaware in accordance with the DGCL, to establish the number of shares to be included in each such series and the powers (including voting powers, if any), designations, preferences and relative, participating, optional or other special rights (if any), and any qualifications, limitations or restrictions thereof, of each series as the board of directors from time to time may adopt by resolution. Each series of Preferred Securities will consist of an authorized number of shares as will be stated and expressed in the certificate of designations providing for the creation of the series.
Composition of Board of Directors; Election and Removal of Directors
In accordance with our Charter and our Bylaws, subject to the rights of any outstanding series of Preferred Securities to elect directors and the terms of the Stockholders Agreement with Ultimate Parent, dated December 14, 2018 (as amended, the “Stockholders Agreement”), the total number of directors constituting the board of directors is determined from time to time exclusively by the board of directors; provided that the number of directors shall not exceed fifteen (15).
Currently, the total number of directors constituting the board of directors is fixed at 12. Our Charter provides that, other than any director elected by a separate vote of the holders of any outstanding series of Preferred Securities, our board of directors shall be divided into three classes, with each class being as nearly as equal in number as possible and with directors in each class serving staggered three-year terms. There are currently four directors in Class I (currently Messrs. DeVries, Honig and Solomon and Ms. Griffin), four directors in Class II (currently Messrs. Lewis, Coleman, Smith and Winter) and four directors in Class III (currently Messr. Rayman and Mss. Bonsignore, Drescher and Zarmi). See “Description of Capital Stock—Certain Corporate Anti-takeover Provisions—Classified Board of Directors.” Under the Stockholders Agreement, Ultimate Parent has the right, but not the obligation, to nominate (a) a majority of our directors, as long as our Sponsor beneficially owns 50% or more of our outstanding common stock, (b) 50% of our directors, as long as our Sponsor beneficially owns 40% or more, but less than 50% of our outstanding common stock, (c) 40% of our directors, as long as our Sponsor beneficially owns 30% or more, but less than 40% of our outstanding common stock, (d) 30% of our directors, as long as our Sponsor beneficially owns 20% or more, but less than 30% of our outstanding common stock, and (e) 20% of our directors, as long as our Sponsor beneficially owns 5% or more, but less than 20% of our outstanding common stock.
In connection with the acquisition of The ADT Security Corporation (formerly named The ADT Corporation) in May 2016, funds affiliated with or managed by Apollo and certain other investors in our indirect parent entities (the “Co-Investors”) received certain rights, including the right of each of three Co-Investors to designate one person to serve as a director (each such director, a “Co-Investor Designee”) as long as such Co-Investor’s ownership exceeds a specified threshold. Two such Co-Investor Designees resigned from the board of directors on November 14, 2017 and December 19, 2017, respectively, and their respective Co-Investors subsequently executed waiver letters waiving all rights to designate an individual to serve as a director. Currently, only one Co-Investor has the right to designate a Co-Investor Designee. Under the Stockholders Agreement, Ultimate Parent has the right, but not the obligation, to nominate the Co-Investor Designee to serve as members of the board of directors. Ultimate Parent’s right to nominate the Co-Investor Designee is in addition to Ultimate Parent’s right to nominate a specified percentage of the directors based on the percentage of our outstanding common stock beneficially owned by the Sponsor, as described above. We refer to the directors nominated by Ultimate Parent at the direction of our Sponsor based on such percentage ownership as the “Apollo Designees” and we refer to the Co-Investor Designee and the Apollo Designees collectively as the “Sponsor Directors.”
Each director elected by our stockholders generally is to hold office for a three year term, commencing at the time of his or her election or appointment and continuing until the annual meeting of stockholders for the election of the class of directors to which such director has been appointed or elected and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement, removal or disqualification. Subject to the terms of the Stockholders Agreement, any vacancy on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by the sole remaining director; provided that, for so long as Apollo owns any shares of stock of the Company, any vacancy on the board of directors in respect of an Apollo Designee may be filled only by a majority of the Apollo Designees then in office or, if there are no such directors then in office, Apollo. Under the Stockholders Agreement, for so long as the Co-Investor Condition (as defined in the Stockholders Agreement) is satisfied, in the case of any vacancy resulting from the death, resignation, removal, disqualification or other cause in respect of the Co-Investor Designee, the remaining directors and the Company shall, to the fullest extent permitted by applicable law, take all actions necessary at any time and from time to time to cause the vacancy created thereby to be filled by a new designee of Ultimate Parent (as identified by the applicable Co-Investor). Under our Charter, stockholders do not have the right to cumulative voting in the election of directors. At any meeting of the board of directors, except as otherwise required by law, a majority of the total number of directors then in office will constitute a quorum for all purposes, except that if funds affiliated with or managed by Apollo own any shares of our common stock and there is at least one member of our board of directors who is an Apollo Designee, then that Apollo Designee must be present for there to be a quorum unless each Apollo Designee waives his or her right to be included in the quorum at such meeting.
Certain Corporate Anti-takeover Provisions
Certain provisions in our Charter and Bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.
Preferred Securities
Our Charter contains provisions that permit the board of directors to issue, without any further vote or action by stockholders, shares of Preferred Securities in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series, and the powers, preferences and relative, participation, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series.
Classified Board of Directors
Our Charter provides that, other than any director elected by the separate vote of the holders of any outstanding series of Preferred Securities, the board of directors is divided into three classes of directors, with the classes as nearly equal in number as possible, and with the directors in each class serving staggered three-year terms. As a result, approximately one-third of the board of directors is elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of the board of directors. Our Charter provides that, subject to any rights of holders of Preferred Securities to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively by the board of directors, as described above in “ —Composition of Board of Directors; Election and Removal of Directors.”

Removal of Directors; Vacancies
Under the DGCL, a director may be removed from office only with the vote of the holders of at least a majority in voting power of the outstanding stock entitled to vote on the election of such director and, unless otherwise provided in our Charter, any director serving in a class of directors on a classified board may be removed only for cause. Our Charter provides that directors may be removed with or without cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote in an election of such directors; provided, however, that from and after the time Apollo and its affiliates cease to beneficially own, in the aggregate, at least 50.1% of our outstanding common stock, directors may only be removed for cause, and only by the affirmative vote of holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class. Any vacancy on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors, although less than a quorum; provided, however, that for so long as Apollo owns any shares of stock of the Company, any vacancy on the board of directors in respect of an Apollo Designee may be filled only by a majority of the Apollo Designees then in office or, if there are no such directors then in office, Apollo. Under the Stockholders Agreement, for so long as the Co-Investor Condition is satisfied, in the case of any vacancy resulting from the death, resignation, removal, disqualification or other cause in respect of the Co-Investor Designee, the remaining directors and the Company shall, to the fullest extent permitted by applicable law, take all actions necessary at any time and from time to time to cause the vacancy created thereby to be filled by a new designee of Ultimate Parent (as identified by the applicable Co-Investor), as described above in “—Composition of Board of Directors; Election and Removal of Directors.”
No Cumulative Voting
Our Charter does not provide stockholders the right to cumulative voting in the election of directors.
Special Meetings of Stockholders
Our Charter provides that, except as otherwise required by law and subject to the rights of the holders of any outstanding series of Preferred Securities, special meetings of stockholders may be called only by the chairman of the board of directors or by the secretary at the direction of a majority of the directors then in office; provided that, prior to the time that Apollo ceases to beneficially own at least 50.1% of our outstanding common stock, special meetings must be called by the secretary at the written request of the holders of a majority of the voting power of the then outstanding common stock. The business transacted at any special meeting will be limited to the proposal or proposals included in the notice of the meeting.
Stockholder Action by Written Consent
Subject to the rights of the holders of one or more series of our Preferred Securities then outstanding, any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of our stockholders; provided, that prior to the time at which Apollo ceases to beneficially own at least 50.1% of our outstanding common stock, any action required or permitted to be taken at any annual or special meeting of our stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by or on behalf of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and are delivered in accordance with applicable Delaware law.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our Bylaws provide that stockholders who are not parties to the Stockholders Agreement and who are seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally must be delivered to and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided that, in the event that the date of such meeting is advanced more than 30 days prior to, or delayed by more than 60 days after, the anniversary of the preceding year’s annual meeting of our stockholders, a stockholder’s notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such meeting and not later than the close of business on the later of the 90th day prior to such meeting or, if the first public announcement of the date of such meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. Our Bylaws specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders if the stockholders do not comply with the terms of such provisions.
All the foregoing provisions of our Charter and Bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change in control. These same provisions may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest. In addition, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our Common Stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.
Delaware Takeover Statute
Our Charter provides that we are not governed by Section 203 of the DGCL, the provision of Delaware law that, where applicable, restricts “business combinations” between a corporation and its subsidiaries and any “interested stockholder” of the corporation. In the absence of the provision of our Charter electing not to be governed by Section 203, we would have been subject to the restrictions on business combinations under Section 203.
Although we have elected not to be governed by Section 203, our Charter includes a provision that restricts us from engaging in any “business combination” with an “interested stockholder” for three years following the date that such person becomes an interested stockholder, unless
•before that person became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the interested stockholder becoming an interested stockholder;
•upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our Voting Stock outstanding at the time the transaction commenced, excluding for purposes of determining the Voting Stock outstanding (but not the outstanding Voting Stock owned by the interested stockholder) stock held by persons who are directors and also officers of our Company and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or
•following the transaction in which that person became an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of stockholders, and not by written consent, by the affirmative vote of the holders of at least 66 2/3% of our outstanding Voting Stock not owned by the interested stockholder.
In general, a “business combination” is defined to include mergers, asset sales and other transactions resulting in a financial benefit to a stockholder. An “interested stockholder” is generally defined as any person who is the owner of 15% or more of our outstanding Voting Stock or is our affiliate or associate and was the owner of 15% or more of our outstanding Voting Stock at any time within the three-year period immediately before the date of determination, and the affiliates and associates of that person. Under our Charter, in general, an “interested stockholder” does not include our Sponsor and any affiliate thereof, nor does it include persons acquiring beneficial ownership of 15% or more of the Voting Stock from our Sponsor or its affiliates or persons acquiring 15% or persons acquiring beneficial ownership of 15% or more of the Voting Stock from such direct transferees.
This provision of our Charter could prevent or delay mergers or other takeover or change in control transactions from occurring and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.
Amendment of our Charter
Under Delaware law, our Charter may be amended only with the affirmative vote of holders of at least a majority of the outstanding stock entitled to vote thereon.
Notwithstanding the foregoing, our Charter provides that, from and after the time Apollo ceases to beneficially own at least 50.1% of our outstanding common stock, in addition to any vote required by applicable law, our Charter or our Bylaws, the affirmative vote of holders of at least 66 2/3% of all of the outstanding shares of stock entitled to vote thereon, voting together as a single class is required to amend the following provisions of our Charter:
•the provision authorizing the board of directors to designate one or more series of Preferred Securities and, by resolution, to provide the rights, powers and preferences, and the qualifications, limitations and restrictions thereof, of any series of Preferred Securities;

•the provisions providing for a classified board of directors, establishing the number of directors and term of office of directors, relating to the removal of directors, and specifying the manner in which vacancies on the board of directors and newly created directorships may be filled;
•the provisions authorizing the board of directors to make, alter, amend or repeal our Bylaws;
•the provisions regarding the calling of special meetings and stockholder action by written consent in lieu of a meeting;
•the provisions eliminating, to the fullest extent permitted by law, the personal liability of a director for monetary damages to the corporation or its stockholders for breaches of fiduciary duty as a director;
•the provisions providing for indemnification and advancement of expenses for our directors and officers;
•the provisions regarding competition and corporate opportunities;
•the provision specifying that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware or the federal district courts of the United States of America, as applicable, will be the sole and exclusive forum for intra-corporate disputes;
•the provisions regarding entering into business combinations with interested stockholders;
•the provision requiring that, from and after the time Apollo ceases to beneficially own at least 50.1% in voting power of our outstanding common stock, amendments to specified provisions of our Charter require the affirmative vote of 66 2/3% in voting power of our outstanding stock, voting as a single class; and
•the provision requiring that, from and after the time Apollo ceases to beneficially own at least 50.1% of our outstanding common stock, amendments by the stockholders to our Bylaws require the affirmative vote of 66 2/3% in voting power of our outstanding stock, voting as a single class.
Amendment of our Bylaws
Our Bylaws provide that they can be amended by the affirmative vote of the holders of shares constituting a majority of the voting power of the stock entitled to vote thereon or by the board of directors. However, our Charter provides that, from and after the time Apollo ceases to beneficially own at least 50.1% in voting power of our outstanding common stock, in addition to any vote required under our Charter, the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of stock entitled to vote thereon, voting as a single class, is required for the stockholders to alter, amend or repeal any provision of our Bylaws or to adopt any provision inconsistent therewith.
The provisions of the DGCL, our amended certificate and our amended bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Corporate Opportunity
Under Delaware law, officers and directors generally have an obligation to present to the corporation they serve business opportunities which the corporation is financially able to undertake and which fall within the corporation’s line of business and are of practical advantage to the corporation, or in which the corporation has an actual or expectant interest. A corollary of this general rule is that when a business opportunity comes to an officer or director that is not one in which the corporation has an actual or expectant interest, the officer is generally not obligated to present it to the corporation. Certain of our officers and directors may serve as officers, directors or fiduciaries of other entities and, therefore, may have legal obligations relating to presenting available business opportunities to us and to other entities. Potential conflicts of interest may arise when our officers and directors learn of business opportunities (e.g., the opportunity to acquire an asset or portfolio of assets, to make a specific investment, to effect a sale transaction, etc.) that would be of material advantage to us and to one or more other entities of which they serve as officers, directors or other fiduciaries.
Section 122(17) of the DGCL permits a corporation to renounce, in advance, in its certificate of incorporation or by action of its board of directors, any interest or expectancy of a corporation in certain classes or categories of business opportunities. Where business opportunities are so renounced, certain of our officers and directors will not be obligated to present any such business opportunities to us. Our Charter provides that, to the fullest extent permitted by law, no officer or director of ours who is also an officer, director, employee, managing director or other affiliate of Apollo or the Co-Investor will be liable to us or our stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to Apollo or the Co-Investor, as applicable, instead of us, or does not communicate information regarding a corporate opportunity to us that the officer, director, employee, managing director or other affiliate has directed to Apollo or the Co-Investor, as applicable.
Exclusive Forum Selection
Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for:
•any derivative action or proceeding brought on our behalf;
•any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or stockholders;
•any action asserting a claim arising pursuant to any provision of the DGCL or of our Charter or our Bylaws; or
•any action asserting a claim against us or any of our directors or officers governed by the internal affairs doctrine.
In addition, our Charter also provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
The exclusive forum provision in our Charter does not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and, to the fullest extent permitted by law, to have consented to the provisions described in this paragraph. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and regulations thereunder as a result of our exclusive forum provisions. However, the enforceability of similar forum provisions in other companies’ certificates of incorporation have been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be unenforceable.
Limitation of Liability and Indemnification
Our Charter limits the personal liability of our directors for monetary damages to us or our stockholders to the fullest extent permitted by the DGCL. Under the DGCL, a corporation may include in its certificate of incorporation a provision providing that directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except:
•for any breach of their duty of loyalty to the corporation or its stockholders;
•for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws;
•under Section 174 of the DGCL (relating to unlawful dividends or stock repurchases or redemptions); or
•for any transaction from which the director derived an improper personal benefit.
Our Charter provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. In addition, our Charter provides that the modification or repeal (including by changes in applicable law) of this exculpation provision of our Charter will not adversely affect any right or protection of a director with respect to acts or omission occurring prior to the time of such modification or repeal.
Under our Charter, we are required, to the fullest extent from time to time permitted by law, to indemnify our current and former directors and officers against all liabilities and expenses in any suit or proceeding, arising out of their status as an officer or director or their activities in these capacities. Under our Charter, we are also required to indemnify any person who, at our request, is or was serving as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Notwithstanding the foregoing, except with respect to specified claims by persons entitled to mandatory indemnification and advancement of expenses to enforce their rights to indemnification and advancement of expenses, we are not required to indemnify such persons in connection with a proceeding initiated by them unless the proceeding was authorized in the first instance by our board of directors. We may, by action of our board of directors, provide indemnification to our employees and agents within the same scope and effect as the foregoing indemnification of directors and officers.
The right to indemnification under our Charter on the part of our current and former directors and officers and persons who, at our request, are or were serving as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise include the right to be paid expenses incurred in defending any proceeding in advance of its final disposition, provided that, the payment of such expenses incurred by a current director or officer in that capacity will be made only upon delivery by the director or officer of an undertaking to repay all amounts so advanced if it is ultimately determined that he or she is not entitled to be indemnified.
Our board of directors may take such action as it deems necessary to carry out these indemnification provisions, including adopting procedures for determining and enforcing indemnification rights and purchasing insurance policies. The rights to indemnification and advancement of expenses under our Charter are not exclusive of any other right that a person may have or acquire under any statute, bylaw, agreement or vote of stockholders or disinterested directors, and our board of directors may adopt bylaws, resolutions or contracts implementing arrangements relating to indemnification or advancement of expenses as may be permitted by law. The rights to indemnification and advancement of expenses conferred upon the persons entitled to them under our Charter are contract rights between us and the persons to whom those rights have been extended. In addition, the rights to indemnification and advancement of expenses conferred upon the persons entitled to them under our Charter cannot be terminated by us, our board of directors or our stockholders with respect to any act or omission that is the subject of the proceeding for which indemnification or advancement of expenses is sought prior to the date of any such termination. In addition, any amendment, modification or repeal of the provisions of our Charter relating to rights to indemnification and advancement of expenses that in any way diminishes, limits or adversely affects or eliminates any rights of any person to whom rights to indemnification and advancement of expenses are conferred will be prospective only and will not, without that person’s consent, diminish, limit, restrict, adversely affect or eliminate any such rights with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.
We believe these provisions assist in attracting and retaining qualified individuals to serve as directors and officers.
We have entered into separate indemnification agreements with each of our directors and executive officers, which are broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements generally require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers to the fullest extent permitted by law. These indemnification agreements also generally require us to advance expenses incurred by the directors or officers to the fullest extent permitted by law.
Listing
Our shares of Common Stock are listed on the NYSE under the symbol “ADT.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

LEGAL MATTERS
Certain legal matters in connection with the offered securities will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ADT Inc.

Common Stock

PROSPECTUS SUPPLEMENT
July 2, 2026